Exhibit 99.2

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX

FOR IMMEDIATE RELEASE

Chairman & President

CATHERINE B. REYNOLDS JOINS ZENITH’S BOARD OF DIRECTORS

WOODLAND HILLS, CALIFORNIA, May 26, 2004                                         Zenith National Insurance Corp. (NYSE:ZNT) announced today that Catherine B. Reynolds has been elected to its Board of Directors, increasing its Board of Directors to nine members.

Mrs. Reynolds is Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation.  She is also Chairman and Chief Executive Officer of EduCap Inc. and Vice Chairman of the American Academy of Achievement.

Zenith is a property-casualty insurance organization with headquarters in Woodland Hills, California.  Through its insurance subsidiaries, Zenith provides workers’ compensation insurance nationally and reinsurance.

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